                                                                     EXHIBIT 4.2

                           EXHIBIT A - FORM OF NOTE

                             [FORM OF FACE OF NOTE]


FORM OF LEGEND FOR GLOBAL NOTE: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR
(C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904
UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. ____________                                    $_______________

                     LEVEL ONE COMMUNICATIONS, INCORPORATED

                   4% Convertible Subordinated Note due 2004

     Level One Communications, Incorporated, a corporation duly organized and validly existing under the laws of the State of California (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ____________________, or registered assigns, the principal sum of
________________________________________________________________________________
__ Dollars on September 1, 2004, and to pay interest on said principal sum semi-annually on March 1 and September 1 of each year, commencing March 1, 1998, at the rate per annum specified in the title of this Note, accrued from the March 1 or September 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date of this Note is a date to which interest has been paid or duly provided for, in which case interest shall accrue from the date of this Note, or unless no interest has been paid or duly provided for, in which case interest shall accrue from August 27, 1997, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after February 15 or August 15, as the case may be, and before the following March 1 or September 1, this Note shall bear interest from such March 1 or September 1, respectively; provided, however, that if the Company shall default in the payment of interest
--------  -------
due on such March 1 or September 1, then this Note shall bear interest from the next preceding March 1 or September 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from August 27, 1997. The interest so payable on any March 1 or September 1 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the February 15 or August 15 (whether or not a Business Day) next preceding such March 1 or September 1, respectively; provided that any such interest not
                                      -------- ----
punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of
                                     -----------------
the Company, payment of interest may be made by check mailed to the registered address of the person entitled thereto; provided, further, that, with respect to
                                        --------  -------
any holder of Notes with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from Trustee) at least two days prior to the applicable record date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on, this Note to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflict of laws provisions thereof).

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                       LEVEL ONE COMMUNICATIONS,
                                       INCORPORATED


Dated:  _________________              By:__________________________________
                                           Title:


                                           Attest:


                                       _____________________________________
                                                      Secretary


                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes described in the within-named Indenture.


                                       STATE STREET BANK AND TRUST COMPANY
                                       OF CALIFORNIA, N.A., as Trustee



                                       By:_______________________________
                                          Title:

                           [FORM OF REVERSE OF NOTE]

                   4% Convertible Subordinated Note due 2004

     This Note is one of a duly authorized issue of Notes of the Company, designated as its 4% Convertible Subordinated Notes due 2004 (herein called the "Notes"), limited to the aggregate principal amount of $115,000,000 all issued or to be issued under and pursuant to an Indenture dated as of August 15, 1997 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., a national banking association, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, or premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee in certain limited circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such
                                               --------  -------
supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the holders of the Notes, the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders, without the consent of the holder of each Note so affected or
(ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes or a failure by the Company to convert any Notes into Common Stock of the Company or a default in respect of a covenant or provisions of the Indenture which under Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months compounded semi-annually.

     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes will not be redeemable at the option of the Company prior to September 7, 2000. At any time on or after such date and prior to maturity, the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 20 nor more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption; provided that if a redemption date is an interest payment date, the semi-annual interest payment becoming due on such date shall be payable to the holder of record of this Note as of the relevant record date.

     If redeemed during the 12-month period beginning September 1 (September 7, 2000 through August 31, 2001 in the case of the first such period):


Year      Percentage    Year   Percentage
-------   -----------   ----   -----------
2000         102.286%   2002      101.143%
2001         101.714%   2003      100.571%

and 100% at September 1, 2004.

     The Notes are not subject to redemption through the operation of any sinking fund.

     Upon the occurrence of a "Repurchase Event", the Noteholder has the right, at such holder's option, to require the Company to repurchase all or any portion of such holder's Notes on the 40th calendar day (or, if such 40th day is not a Business Day, the next succeeding Business Day) after notice of such Repurchase Event at a price equal to 105% of the principal amount of the Notes, together in each case with accrued interest to the repurchase date; provided that if such
                                                        --------
repurchase date is March 1 or September 1, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding February 15 or August 15, respectively. The Company or, at the request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Repurchase Event and of the repurchase right arising as a result thereof on or before 15 calendar days after the occurrence of such Repurchase Event. Payment of the repurchase price may be made in shares of the Company's Common Stock under certain circumstances, as provided in Section 16.3 of the Indenture.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on September 1, 2004, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day next preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $40 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. Nothwithstanding any provision of the Indenture or the Note to the contrary, such initial conversion price of $40 per share of Common Stock shall not be subject to adjustment with respect to the Company's 3-for-2 stock split which was effected on August 26, 1997 (such initial conversion price having been set taking into account such stock split). No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be
                                  --------  -------
surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, this Note (unless such Note or portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 of the Indenture) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest otherwise payable on such interest payment date on the principal amount being converted. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

     Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount not less than the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - ______________________     Custodian-_____________________
                                                                  (Cust)                                (Minor)
TENANT - as tenants by the
            entireties                              under Uniform Gifts to Minors

JT TEN  - as joint tenants with                     Act______________________________________________________________________
          right of survivorship                                   (State)
          and not as tenants in
          common.

                                                                  Additional abbreviations may also be used
                                                                        though not in the above list.

                          [FORM OF CONVERSION NOTICE]

                               CONVERSION NOTICE

To:  State Street Bank and Trust Company of California, N.A.

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.


Dated: ________________________


                                    ________________________________


                                    ________________________________
                                    Signature(s)


Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved signature guarantee medallion program pursuant to
Securities and Exchange Commission
Rule 17Ad-15 if shares of Common Stock
are to be issued, or Notes to be
delivered, other than to and in the name of the registered holder.

_______________________________
Signature Guarantee

Fill in for registration of shares
if to be issued, and Notes if to be
delivered, other than to and in the
name of the registered holder:

_______________________________
(Name)

_______________________________
(Street Address)

_______________________________
(City, State and Zip Code)

Please print name and address


                                    Principal amount to be converted (if less than all): $______,000

                                    Social Security or Other Taxpayer
                                    Identification Number

                       [FORM OF OPTION TO ELECT REPAYMENT
                            UPON A REPURCHASE EVENT]


To:  State Street Bank and Trust Company of California, N.A.

     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Level One Communications, Incorporated (the "Company") as to the occurrence of a Repurchase Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest to such date, to the registered holder hereof.

Dated: ________________________

                                    Signature(s)

                                    Social Security or Other Taxpayer
                                    Identification Number

                                    Principal amount to be repaid (if less than all): $______,000

                                    NOTICE:  The above signatures of the
                                    holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                              [FORM OF ASSIGNMENT]


     For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto ___________________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the within Note occurring within two years of the original issuance of such Note (unless such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

[_]       To Level One Communications, Incorporated or a subsidiary thereof; or

[_] Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

[_] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

[_] Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

[_] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

[_]       The transferee is an Affiliate of the Company.

Dated:____________________________

Signature(s)

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to
Securities and Exchange Commission
Rule 17Ad-15 if shares of Common Stock
are to be issued, or Notes to be delivered, other than to and in the name of the required holder.

Signature Guarantee

NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Repurchase Event or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.